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                                    EXHIBIT 5



October 10, 1996



Eaton Corporation
Eaton Center
Cleveland, Ohio  44114

Re:   EATON CORPORATION FORM S-8 REGISTRATION STATEMENTS

Ladies and Gentlemen:

Eaton Corporation ("Eaton") is filing with the Securities and Exchange Commission a Registration Statements on Form S-8 (the "Registration Statements") for the registration, under the Securities Act of 1933, as amended, of Eaton common shares with a par value of 50(cents) each ("Common Shares") to be issued from time to time under the following Plans ("Plans"):

         (a) Eaton Corporation 401(k) Savings Plan for the Hourly Rate Employees at Airflex Division.

         (b) Eaton Corporation Investment Plan for Hourly Employees of the Hydraulics Division -- Hutchinson Plant.

         (c)      Lincoln Plant Share Purchase and Investment Plan and Trust.

         (d)      Eaton Wauwatosa Union Plan and Trust.

         (e)      Eaton Winamac Hourly Investment Plan and Trust.

I have examined the following:

          A. A copy of Eaton's current Amended Articles of Incorporation and Amended Regulations.

          B. The records of the proceedings incorporating Eaton under the laws of the State of Ohio, records of other proceedings and public officials concerning the present status of Eaton as a corporation.

I have examined such other records and documents, and obtained such other information, as I have deemed advisable in order to render this opinion.



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Eaton Corporation
October 10, 1996
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As a result of the foregoing, I am of the opinion that:

                  (1) Eaton is a corporation validly organized and existing and in good standing under the laws of the State of Ohio.

                  (2) The Common Shares which are the subject of the Registration Statements are legally issued, fully paid and non-assessable.

I hereby consent to the use and filing of this opinion in connection with the Registration Statements.

Very truly yours,

/s/ Gerald L. Gherlein

Gerald L. Gherlein,
Executive Vice President
  and General Counsel